UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 10, 2008

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File No. 1-12616	38-2730780
(State of Organization)		(IRS Employer I.D. No.)

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(Address of principal executive offices)

(248) 208-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Effective as of July 31, 2008, Brian W. Fannon will retire and will no longer serve as President of the Company.

(c)

Effective as of July 31, 2008, the board of directors of the Company appointed Gary A. Shiffman to serve as President until his successor is elected and qualifies. Mr. Shiffman succeeds Brian W. Fannon in this role.

Gary A. Shiffman, age 54, is the Chairman and Chief Executive Officer of the Company and has been an executive officer of the Company since its inception. In addition, Mr. Shiffman previously held the position of President of the Company from March 2000 until February 2008. Mr. Shiffman has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past twenty years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. Mr. Shiffman is also an executive officer and a director of Sun Home Services, Inc. and all other corporate subsidiaries of the Company. Mr. Shiffman is also a director of Origen Financial, Inc. (NASDAQ: ORGN).

Mr. Shiffman did not enter into a new agreement or amend his existing employment agreement with the Company in connection with his appointment as President.

There are no family relationships between Mr. Shiffman and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.

(e)

On July 10, 2008, Sun Communities, Inc. (the “Company”) entered into a Retirement from Employment and Release agreement with Brian W. Fannon, the Company’s President (the “Retirement Agreement”), regarding Mr. Fannon’s retirement from the Company, effective July 31, 2008. The Retirement Agreement makes certain changes to Mr. Fannon’s employment agreement. The following brief description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached to the Report as Exhibit 10.1.

Pursuant to the terms of the Retirement Agreement, Mr. Fannon will no longer serve as President of the Company as of July 31, 2008. Pursuant to the Retirement Agreement, all of Mr. Fannon’s stock options and other stock based compensation awarded to Mr. Fannon that are outstanding as of July 10, 2008 become fully vested and immediately exercisable on that date. In addition, Mr. Fannon will receive an amount equal to one-twelfth (1/12) of the Base Salary (as defined in his existing employment agreement) on the first day of each month for the nine (9) months following his last day of employment, with the first payment beginning on August 1, 2008 and the last payment ending on April 1, 2009, subject to certain conditions. Mr. Fannon shall be subject to a Non-competition Period (as defined in his existing employment agreement), which, pursuant to the Retirement Agreement, shall end on April 30, 2009.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
EXHIBIT #	DESCRIPTION
10.1	Retirement from Employment and Release, dated July 10, 2008 by and among Sun Communities, Inc. and Brian W. Fannon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2008	SUN COMMUNITIES, INC.
	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

SUN COMMUNITIES, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement from Employment and Release, dated July 10, 2008, by and among Sun Communities, Inc. and Brian W. Fannon